EXHIBIT 5.1


                [Letterhead of Kaplan, Strangis and Kaplan, P.A.]


                                November 16, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street N.W.
Washington, D.C. 20549

         RE:   LIFE USA HOLDING, INC.

Ladies and Gentlemen:

         This opinion is furnished in connection with the Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission by Life USA Holding, Inc. (the "Company") covering up to 1,000,000 additional shares of common stock, par value $.01, (the "Common Stock"), reserved for issuance under the Company's 1990 Stock Option Plan (the "Plan").

         We have acted as counsel to the Company and, as such, have examined the Company's Articles of Incorporation, Bylaws and such other corporate records and documents as we have considered relevant and necessary for the purposes of this opinion. We have participated in the preparation and filing of the Registration Statement. We are familiar with the proceedings taken by the Company with respect to the authorization and proposed issuance of shares of Common Stock pursuant to the offering contemplated by the Registration Statement.

         Based on the foregoing, we are of the opinion that:

         1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Minnesota.

         2. The Company has corporate authority to issue the shares of Common Stock by the Registration Statement.

         3. The additional 1,000,000 shares of Common Stock proposed to be issued under the Plan described in the Registration Statement will, when sold and paid for, be duly and validly issued, fully paid and non-assessable.

         We hereby consent to the reference of our firm in the Registration Statement.

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                                         Very truly yours,

                                         KAPLAN, STRANGIS AND KAPLAN, P.A.



                                         By:    /s/ Catherine A. Bartlett
                                            ------------------------------------
                                            Catherine A. Bartlett